UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM S-1/A
                                AMENDMENT No. 4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      BENEFIT SOLUTIONS OUTSOURCING CORP.
                      -----------------------------------
             (Exact name of registrant as specified in its charter)

                                    Florida
                                    -------
         (State or other jurisdiction of incorporation or organization)

                                      7380
                                      ----
            (Primary Standard Industrial Classification Code Number)

                                   27-2565276
                                   ----------
                    (I.R.S. Employer Identification Number)

                                  Jamie Mills
                        1136 Lead Hill Blvd., Suite 100,
                              Roseville, CA 95661
                                  530-306-1365
                      -----------------------------------
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

 As soon as practicable after the effective date of this registration statement
 ------------------------------------------------------------------------------
       (Approximate date of commencement of proposed sale to the public)

This is the initial public offering of the Company's common stock.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting Company" in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer [ ]                        Accelerated filer         [ ]
Non-accelerated filer   [ ]                        Smaller reporting Company [X]
(Do not check if a smaller reporting Company)

                        CALCULATION OF REGISTRATION FEE

Title of Each                     Proposed          Proposed
  Class of         Amount         Maximum           Maximum          Amount of
Securities to      to be       Offering Price      Aggregate        Registration
be Registered    Registered      Per Unit(1)     Offering Price        Fee(2)
-------------    ----------    --------------    --------------     ----------
Common Stock
by Company       3,000,000          $0.01            $30,000            $2.14

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for the purpose of calculating the registration fee based on Rule 457(a).

(3) There is no minimum amount of shares that must be sold in the offering. If we do not sell any shares, the Company will lose $5,000 in expenses. If the Company sells all the shares, the Company will net $25,000 after expenses. If the Company sells only 50% of the shares (1,500,000 shares), the net proceeds will be $10,000.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                SUBJECT TO COMPLETION, DATED SEPTEMBER __, 2010

The information in this prospectus is not complete and may be changed. Benefit Solutions Outsourcing Corp. may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is deemed effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                                   PROSPECTUS

                        3,000,000 SHARES OF COMMON STOCK

                      BENEFIT SOLUTIONS OUTSOURCING CORP.

                                $0.01 PER SHARE

                      Benefit Solutions Outsourcing, Corp

                        3,000,000 SHARES OF COMMON STOCK

This registration statement constitutes the initial public offering of Benefit Solutions Outsourcing Corp. ("the Company", "us", Benefit Solutions Outsourcing, or "BSO") common stock. Benefit Solutions Outsourcing is registering 3,000,000 shares of common stock at an offering price of $0.01 per share for a total amount of $30,000. The Company will sell the securities in $500 increments. There are no underwritings or broker dealers involved with the offering.

The Company's sole officer and director, Mr. Jaime Mills, will be responsible to market and sell these securities. The Company will offer the securities on a best efforts basis and there will be no minimum amount required to close the transaction. If all the shares are not sold, there is the possibility that the amount raised may be minimal and might not even cover the costs of the offering which the Company estimates at $5,000. The proceeds from the sale of the securities will be placed directly into the Company's account and there will not be an escrow account. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. The Company will pay all expenses incurred in this offering. There has been no public trading market for the common stock of Benefit Solutions Outsourcing.

The offering will be closed at the earlier of 90 days after the registration statement becomes effective or all of the shares are sold in the offering.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

               The date of this prospectus is September __, 2010

                               TABLE OF CONTENTS

                                                                        Page No.

SUMMARY OF OUR OFFERING.................................................       3
SUMMARY OF FINANCIAL DATA...............................................       6
DESCRIPTION OF PROPERTY.................................................       6
RISK FACTORS............................................................       6
USE OF PROCEEDS.........................................................      14
DETERMINATION OF OFFERING PRICE.........................................      14
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES...........................      15
THE OFFERING BY THE COMPANY.............................................      15
PLAN OF DISTRIBUTION....................................................      16
LEGAL PROCEEDINGS.......................................................      17
BUSINESS................................................................      17
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...............      22
CODE OF BUSINESS CONDUCT AND ETHICS.....................................      28
BACKGROUND OF OFFICER AND DIRECTOR......................................      28
CERTAIN TRANSACTIONS AND RELATED TRANSACTIONS...........................      28
EXECUTIVE COMPENSATION..................................................      28
PRINCIPAL STOCKHOLDERS..................................................      29
DESCRIPTION OF SECURITIES...............................................      30
REPORTING...............................................................      31
STOCK TRANSFER AGENT....................................................      31
STOCK OPTION PLAN.......................................................      31
LEGAL MATTERS...........................................................      31
EXPERTS.................................................................      31
FINANCIAL STATEMENTS....................................................     F-1

                            SUMMARY OF OUR OFFERING

Benefit Solutions Outsourcing Corp. has 9,000,000 shares of common stock issued and outstanding and is registering an additional 3,000,000 shares of common stock for offering to the public. The company plans to sell all 3,000,000 shares of common stock after this registration becomes effective. The price at which the company offers these shares is fixed at $0.01 per share for the duration of the offering. Benefit Solutions Outsourcing will receive all proceeds from the sale of the common stock.

          3,000,000 shares of common stock are offered by the Company.

Offering price per share by the         The price, if and when the company
company                                 sells the shares of common stock, is set
                                        at $0.01.

Number of shares outstanding before     9,000,000 common shares are currently
the offering of common shares           issued and outstanding.

Number of shares outstanding after      12,000,000 common shares will be issued
the offering of common shares           and outstanding after this offering is
                                        completed if all shares are sold. If the offering is not fully subscribed, less than 12,000,000 will be outstanding after the offering. For example, if the Company sells 50% of the total offering of 3,000,000 shares of common stock, the Company will receive $10,000 in net proceeds and there will be 10,500,000 shares outstanding under these circumstances.

The minimum number of shares to be
sold in this offering                   None.

Market for the common shares            There is no public market for the common
                                        shares. The shares are being offered at
                                        $0.01 per share. Benefit Solutions
                                        Outsourcing may not be able to meet the
                                        requirement for a public listing or
                                        quotation of its common stock. Further,
                                        even if BSO common stock is quoted or
                                        granted listing, a market for the common shares may not develop. If a market develops, the price of the shares in the market may not be greater than or equal to the price in this offering.

                                        Use of proceeds The Company intends to
                                        use the proceeds of this offering to
                                        further the development of the business
                                        and marketing plan, and for other
                                        general corporate and working capital
                                        purposes. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $5,000, are being paid for by Benefit Solutions Outsourcing. The net proceeds will be the gross proceeds from the offering less the expenses of $5,000.

                                        Therefore, if the all shares are sold in the offering, the net proceeds will be $25,000 ($30,000 Gross proceeds - $5,000 expenses). If only 50% of the shares are sold, the net proceeds will be $10,000 ($15,000 gross - $5,000 of expenses).
                                        The proceeds will be used first for
                                        essential business operations (ex. SEC
                                        filings, audit, etc) and the remaining
                                        portion will be used to further the
                                        development of the business and
                                        marketing plan. None of the proceeds
                                        will be used for product development.

Termination of the offering             The offering will conclude at the
                                        earlier of when all 3,000,000 shares of
                                        common stock have been sold, or 90 days
                                        after this registration statement is
                                        declared effective by the Securities and Exchange Commission.

Terms of the offering                   The Company's President, Chief Executive
                                        Officer, Sole Member of the Board of
                                        Directors, Chief Financial Officer
                                        Principal Accounting Officer Secretary
                                        will sell the common stock upon
                                        effectiveness of this registration
                                        statement.

Risk Factors                            You should read the "Risk Factors"
                                        section beginning on page 6 and consider these factors carefully before deciding to invest in shares of our common stock.

You should rely only upon the information contained in this prospectus. Benefit Solutions Outsourcing, Corp has not authorized anyone to provide you with information different from that which is contained in this prospectus. Benefit Solutions Outsourcing is offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate as of the date of this prospectus, and the Company will update this prospectus with any material changes.

Our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. In addition, we are developing our business and marketing plans, therefore we have minimal operations and have not generated any revenues since inception.

The Company estimates that it will need $25,000 to complete the business and marketing plan which includes $5,000 for the offering costs. If the all the shares are not sold in the offering, the Company will not be able to complete the business and marketing plan.

This summary provides an overview of selected information contained in this prospectus. It does not contain all the information that you should consider before making a decision to purchase the shares offered by Benefit Solutions Outsourcing. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements.

            SUMMARY INFORMATION ABOUT BENEFIT SOLUTIONS OUTSOURCING

Benefit Solutions Outsourcing (BSO) plans to provide benefits administration outsourcing for small to medium sized companies. The trend today for many employers is to outsource any function within their business that is not directly related to the generation of income. With all the changes in Healthcare Legislation, this will continue and increase dramatically. Consequently the human resources administration (HRA)function is one of the first to be considered to outsource for it has no direct link to generate revenue across the threshold.

Outsourcing is a proactive approach that can improve productivity as well as reduce costs. The HRA's goal is to provide high quality benefits administration and customer service, allowing its clients to focus on their core competencies and other strategic initiatives.

At the inception of the business, BSO will target clients with ten to five hundred employees. Clients will be able to select from four levels of service, which will be tailored to their needs:

   o COBRA (Consolidated OmniBus Reconciliation Act) and HIPAA (Health Insurance Portability and Accountability Act) Administration;

   o  Flexible Spending Account Administration;

   o Basic Benefits Administration for health and welfare plans, including a call center for support; and

   o  An "All-Inclusive" level combining the first three levels.

BSO will market its services through business associates, insurance brokers, local businesses, and professional associations.

As of the date of this prospectus, we have not generated any revenue from our business operations.

As of the balance sheet date of May 31, 2010, the Company's auditors have raised substantial doubt as to the Company's ability to continue as a going concern.

Our business and registered office is located at 1136 Lead Hill Blvd., Suite 100, Roseville, CA 95661. Our contact number is 530-306-1365.

As of May 31, 2010, Benefit Solutions Outsourcing had $9,000 of cash on hand in the corporate bank account. The Company currently has incurred liabilities of $3,600. The Company anticipates incurring costs associated with this offering totaling approximately $5,000.

The following financial information summarizes the more complete historical financial information found in the audited financial statements of the Company filed with this prospectus.

                             SUMMARY FINANCIAL DATA

THE FOLLOWING SUMMARY FINANCIAL DATA SHOULD BE READ TOGETHER WITH OUR FINANCIAL statements and the related notes and "Management's Discussion and Analysis or Plan of Operation" appearing elsewhere in this prospectus. The summary financial data is not intended to replace our financial statements and the related notes. Our historical results are not necessarily indication of the results to be expected for any future period.

         BALANCE SHEET                          AS OF MAY 31, 2010
         -------------                          ------------------
Total Assets                                         $  9,000
Total Liabilities                                    $  3,600
Shareholder's Equity                                 $  5,400

         OPERATING DATA                    MAY 11, 2010 THROUGH MAY 31, 2010
         --------------                    ---------------------------------
Revenue                                              $      0
Net Loss                                             $  3,600
Net Loss Per Share *                                 $      0

* Diluted loss per share is identical to basic loss per share as the Company has no potentially dilutive securities outstanding.

As indicated in the financial statements accompanying this prospectus, Benefit Solutions Outsourcing has had no revenue to date and has incurred only losses since inception. The Company has had no operations and has been issued a "going concern" opinion from their auditors, based upon the Company's reliance upon the sale of our common stock as the sole source of funds for our future operations.

                            DESCRIPTION OF PROPERTY

The Company does not own any real estate or other properties. The Company's office is located at 1136 Lead Hill Blvd., Suite 100, Roseville Ca., 95661. This office is provided free of charge to the Company by a previous work colleague who is now a personal friend of Mr. Mills. These facilities are suitable for the Company for the next year, however there is no formal agreement nor is any compensation due for the use of the office space.

                                  RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed.

The Company considers the following to be the material risks for an investor regarding this offering. Benefit Solutions Outsourcing should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of your entire investment. Please consider the following risk factors before deciding to invest in our common stock.

       RISKS RELATED TO OUR FINANCIAL CONDITION AND CAPITAL REQUIREMENTS
       -----------------------------------------------------------------

AUDITOR'S GOING CONCERN
-----------------------

THERE IS SUBSTANTIAL DOUBT ABOUT THE ABILITY OF BENEFIT SOLUTIONS OUTSOURCING CORP. TO CONTINUE ITS OPERATIONS AS A GOING CONCERN

In their audit report for the period ending May 31, 2010 and dated June 30, 2010; our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our sole officer may be unwilling or unable to loan or advance any additional capital to the Company we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plan. The Company has not generated any revenues, has no clients, and no contracts. Due to the fact that there is no minimum investment and no refunds on sold shares, you may be investing in a Company that may not have the sufficient funds necessary to develop its business. As such we may have to cease operations and you could lose your entire investment. See the May 31, 2010 Audited Financial Statements - Auditors Report. Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether it can continue as a going concern it may be more difficult to attract investors.

There is no history upon which to base any assumption as to the likelihood that the Company will be successful in creating a product. We cannot provide investors with any assurance that if we create a product, that we will be successful in attracting customers and have the ability to generate any revenue. If we are unable to address these risks, there is a high probability that our business can fail, which will result in the loss of your entire investment.

OUR BUSINESS WILL FAIL IF WE DO NOT OBTAIN ADEQUATE FINANCING, RESULTING IN THE COMPLETE LOSS OF YOUR INVESTMENT

We will require additional financing to sustain our business operations. Over the next 12 months, we anticipate needing at least $150,000 to execute our business plan which includes completing the marketing and business plan, developing the products and services, hiring key personnel, and other operating expenses. Currently, we do not have any arrangements for financing and can provide no assurances to investors that we will be able to obtain any when required. If we don't raise additional capital, our business will fail.

OUR COMPANY LACKS THE SUFFICIENT CAPITAL TO SUPPORT THE ADDITIONAL EXPENSES REQUIRED OF A REPORTING COMPANY

If and when we become a fully reporting company, there are reporting requirements and associated expenses that the Company does not currently have the sufficient capital to support (see public company expenses under the Use of Proceeds Section on page 14). If these expenses cannot be managed carefully and prudently, we might need to use some or all of the proceeds from this offering to support those reporting expenses. If this occurs, we will impact the ability to complete our business and marketing plan which could delay or impact your investment. If we divert these expenses, our operations could fail and you would lose your investment.

RISKS RELATED TO THIS OFFERING
------------------------------

BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK AND NOT BE ABLE TO TURN YOUR INVESTMENT INTO CASH

There is currently no public trading market for Benefit Solutions Outsourcing common stock. Therefore, there is no central place, such as a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale. The offering price and other terms and conditions relative to the Company's shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed recently and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

INVESTING IN OUR COMPANY WILL RESULT IN AN IMMEDIATE LOSS BECAUSE BUYERS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF THE ASSETS ARE WORTH

The Company has only been recently formed and has only a limited operating history and no earnings, therefore, the price of the offered shares is not based on any data. The offering price and other terms and conditions regarding the Company's shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The offering price of $0.01 per common share as determined herein is substantially higher than the net tangible book value per share of the Company's common stock. Benefit Solutions Outsourcing assets do not substantiate a share price of $0.01. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the Company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board.

THERE IS NO MINIMUM AMOUNT REQUIRED TO BE RAISED IN THIS OFFERING, AND IF WE DO NOT SELL ALL OF THE SECURITIES FROM THIS OFFERING, WE WILL NOT BE ABLE TO COMPLETE THE BUSINESS AND MARKETING PLANS AND OUR BUSINESS MAY FAIL.

There is not a minimum amount of shares that need to be sold in this Offering for the Company to access the funds. Therefore, the proceeds of this Offering will be immediately available for use by us and we don't have to wait until a minimum number of Shares have been sold to keep the proceeds from any sales. We can't assure you that subscriptions for the entire Offering will be obtained. We have the right to terminate the offering of the Shares at any time, regardless of the number of Shares we have sold since there is no minimum subscription requirement. The Company has adequate capital resources to run the public company for one year. The Company estimates $25,000 will be required to complete the business and marketing plan (which includes $5,000 in expenses from this offering). If less than the full offering is sold, it will delay the completion of the business and marketing plan because Mr. Mills will need to perform these services. If we sell 25%, 50%, 75% and 100% of the offering, the Company estimates the business and marketing plan will be completed in six, four, three, and two months respectively. Therefore, our ability to meet our financial obligations, cash needs, and to achieve our objectives, could be adversely affected if the entire offering of Shares is not fully subscribed for. The proceeds from this offering will not be sufficient to implement the business and marketing plan.

BECAUSE THE COMPANY HAS 500,000,000 AUTHORIZED SHARES, MANAGEMENT COULD ISSUE ADDITIONAL SHARES, DILUTING THE CURRENT SHAREHOLDERS' EQUITY

The Company has 500,000,000 authorized shares, of which only 9,000,000 are currently issued and outstanding and an up to a maximum amount of 12,000,000 will be issued and outstanding after this offering terminates if the full offering is subscribed. The Company's management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of the Company's current shareholders. Additionally, large share issuances would generally have a negative impact on the Company's share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

INVESTING IN THE COMPANY IS HIGHLY SPECULATIVE AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. The business and marketing plan of the Company is not completed, and it is possible that we would be unable to finish it. The Company's shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT WITH SUBSCRIPTIONS FOR INVESTORS, IF WE FILE FOR OR ARE FORCED INTO BANKRUPTCY PROTECTION, THEY WILL LOSE THE ENTIRE INVESTMENT

Invested funds for this offering will not be placed in an escrow or trust account and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

THE COMPANY DOES NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE, SO THE ONLY WAY IN WHICH YOU CAN MAKE A GAIN ON ANY INVESTMENT IN THIS COMPANY IS TO SELL THE STOCK IF AND ONLY IF A MARKET DEVELOPS.

We do not anticipate paying dividends on our common stock in the foreseeable future, but plan rather to retain earnings, if any, for the operation growth and expansion of our business. Therefore, the only way to liquidate your investment is to sell your stock.

IN THE EVENT THAT THE COMPANY'S SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD ADVERSELY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY'S SHARES CREATING A POTENTIAL LOSS OF INVESTMENT

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a "penny stock", which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the "SEC") has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

BLUE SKY LAWS MAY LIMIT YOUR ABILITY TO SELL YOUR SHARES. IF THE STATE LAWS ARE NOT FOLLOWED, YOU WILL NOT BE ABLE TO SELL YOUR SHARES AND YOU MAY LOOSE YOUR INVESTMENT

State Blue Sky laws may limit resale of the Shares. The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares.

Accordingly, even if we are successful in having the Shares available for trading, investors should consider any secondary market for the Company's securities to be limited.

SINCE OUR SOLE OFFICER AND DIRECTOR CURRENTLY OWNS 100% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FEEL THAT HIS DECISIONS ARE CONTRARY TO THEIR INTERESTS

The Company's sole officer and director, Mr. Jamie Mills, owns 100% of the outstanding shares and will own no less than 75% after this offering is completed. For example, if 50% of the offering is sold, Mr. Mills will retain 85.7% of the shares outstanding. As a result, he will maintain control of the Company and be able to choose all of our directors. His interests may differ from those of other stockholders. Factors that could cause his interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business given the amount of time he is able to devote to the Company.

THE COMPANY'S SOLE OFFICER AND DIRECTOR HAVE WILL MAKE ALL DECISIONS AND IF MANAGEMENT MAKES POOR DECISIONS, WE MAY BE UNABLE TO CONTINUE OUR OPERATIONS AND OUR BUSINESS MAY FAIL

All decisions regarding the management of the company's affairs will be made exclusively by its sole officer and director. Purchasers of the offered shares may not participate in the management of the company and, therefore, are dependent upon the business acumen of the sole officer and director. Accordingly, if management makes poor decisions, no person will be able to change those decisions. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of the company's management.

RISKS RELATED TO INVESTING IN OUR COMPANY
-----------------------------------------

OUR LACK OF AN OPERATING HISTORY GIVES NO ASSURANCE THAT OUR FUTURE OPERATIONS WILL RESULT IN ANY REVENUES, WHICH COULD RESULT IN THE SUSPENSION OR TERMINATION OF OUR OPERATIONS AND INVESTORS MAY LOOSE THEIR ENTIRE INVESTMENT

We were incorporated on May 11, 2010 and we have not created any product which is required to generate revenue. We are an early entry stage company in a very competitive market. We have no operating history upon which an evaluation of our future success or failure can be made.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues because we don't have a product. If and when we have a product, we cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business and you will lose your entire investment.

THE COMPANY'S SOLE OFFICER AND DIRECTOR MAY NOT BE IN A POSITION TO DEVOTE ALL OF HIS TIME TO THE COMPANY, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS AND EVEN BUSINESS FAILURE.

Mr. Mills, our sole officer and director, has other business interests and currently devotes approximately 40 hours per week to our operations. He provides limited consulting advise and services to the Davis Fire Department. Our operations may be sporadic and occur at times which are not convenient to Mr. Mills, which may result in periodic interruptions or suspensions of our business plan. In addition, Mr. Mills may become involved in other businesses in the future that may be a conflict with the Company. If the demands of the Company's business require additional hours from our sole officer and director, he cannot guarantee that this is possible. If he is not able to devote sufficient time to the management of the business, which may result in periodic interruptions in implementing the Company's plans in a timely manner. Such delays could have a significant negative effect on the success of the business.

Besides Mr. Mills' time, there is no conflict of interest between the Company and his other activities. The Company does not have a policy at this time to resolve such conflicts that might arise in the future.

GOVERNMENT LAWS AND REGULATIONS MAY CHANGE WHICH MAY HAVE A MATERIAL IMPACT ON OUR BUSINESS

The Company's business is subject to governmental regulations. Changes in governmental regulations may adversely impact our business and require us to change the manner in which we plan to conduct our initial business. For example, changes in Government regulations and requirements might require small companies to buy insurance to protect employees if the Company doesn't provide comprehensive services and advise to employers. This additional insurance could be cost prohibitive and impact our operations or financial results.

THE CEO MAY LEAVE THE COMPANY WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS. IN ADDITION, THE COMPANY DOESN'T MAINTAIN ANY INSURANCE ON THE CEO WHICH COULD IMPACT OPERATIONS. IF THE COMPANY CEASES OPERATIONS, YOU WILL LOOSE YOUR INVESTMENT

Because the Company is entirely dependent on the efforts of its CEO, sole officer and director. His departure or the loss of other key personnel in the future, could have a materially adverse effect on the business. His expertise in the building industry as well as his technical expertise are critical to the success of the business. The loss of this resource would have a significant impact on our business.

The Company does not maintain key person life insurance on its sole officer and director. The loss of this key personnel will materially impact the business and we might have to cease operations if a replacement cannot be found on a timely basis.

RISKS RELATED TO THE COMPANY'S MARKET AND STRATEGY
--------------------------------------------------

IF, AFTER DEMONSTRATING OUR HR PROOF-OF-CONCEPT, WE ARE UNABLE TO ESTABLISH RELATIONSHIPS WITH DISTRIBUTION PARTNERS, OUR BUSINESS WILL FAIL.

The Company plans to work with various distribution partners like attorneys, accountants, consultants, etc to market and sell the products and services. If after demonstrating the HR proof of concept, the Company is not successful in attracting these distribution partners, the marketing and selling will take longer and cost more money. We have no way to predict when we will begin delivering our product and services. In addition, it takes time, money, and resources to build relationships with these types of partners. If these efforts are unsuccessful or take longer than anticipated, the Company may run out of capital and the business will fail.

WE MAY BE UNABLE TO GAIN ANY SIGNIFICANT MARKET ACCEPTANCE FOR OUR SERVICES OR ESTABLISH A SIGNIFICANT MARKET PRESENCE WITH BENEFIT ADMINISTRATION PROVIDER MARKET. IF WE CAN NOT GAIN MARKET ACCEPTANCE, WE WILL NOT BE ABLE TO GENERATE REVENUE AND OUR BUSINESS WILL FAIL.

The Company's growth strategy is substantially dependent upon its ability to market its future product and services successfully to small to medium size business owners. However, it may be very difficult to achieve significant acceptance due to cost, product appeal, functionality, and other factors outside of the Company's control. Such acceptance, if achieved, may not be sustained for any significant period of time nor build to an acceptable volume that is sufficient to maintain our business. In addition, there is no guarantee that any acceptance by customers will remain. Failure of the Company's product and services to achieve or sustain market acceptance could have a materially adverse effect on our business, financial conditions and the results of our operations.

OBTAINING CONTRACTS FOR THE PROVISION OF BENEFITS ADMINISTRATION IS VERY DIFFICULT AND TIME CONSUMING. WITHOUT THESE TYPES OF CONTRACTS, THE COMPANY WILL NOT BE ABLE TO SELL ITS PRODUCTS AND SERVICES AND IT'S BUSINESS WILL FAIL.

In the benefit administration provider market, a foothold in this market is very time consuming, expensive and difficult to obtain. Since we are small, unknown company, it will be very time consuming and expensive to obtain these types of contracts which are required to sell our product and services. If we are not able to secure these contracts, we will not be able to sell our service and our business will fail.

RISKS RELATED TO INVESTING IN OUR BUSINESS
------------------------------------------

THE COMPANY MAY RETAIN INDEPENDENT RESOURCES OR CONSULTANTS TO HELP GROW THE BUSINESS. IF THESE RESOURCES DO NOT PERFORM, THE COMPANY MAY HAVE TO CEASE OPERATIONS AND YOU MAY LOOSE YOUR INVESTMENT

The company's management may retain independent contractors to provide services to the company. Those independent individuals and organizations have no fiduciary duty to the shareholders of the company and may not perform as expected.

BENEFIT ADMINISTRATION PROVIDER MARKET IS A MATURE MARKET WITH AGGRESSIVE COMPETITION ON PRICING, SERVICES AND SUPPORT. FAILURE TO PROVIDE ATTRACTIVE PRODUCT, SERVICES AND SUPPORT TO BUSINESS OWNERS AND HUMAN RESOURCE DEPARTMENTS WILL RESULT IN NO REVENUES. IF THE COMPANY CAN NOT GENERATE REVENUES, OUR BUSINESS WILL FAIL.

The Company believes the Benefit Administration market space is very competitive and aggressive on pricing, service, and support. Competitors may enter this sector with superior products, services, financial resources, conditions and/or benefits. This would infringe on our ability to attract customers, lengthen our sales cycle, increase marketing costs, which in turn will have an adverse affect upon our business and the results of our operations.

COMPETITION MAY DECREASE OUR FUTURE ABILITY TO GAIN CUSTOMERS AND MARKET SHARE.

Several of our comparable competitors have more capital, longer operating histories, brand recognition, and customer bases. The competitors include Benefit Concepts, InfiniSource, Arbor, The Javers Group and others. All of these companies have benefit administration products and services. These companies market their products and services at industry trade shows and conferences. The Company believe that these brands are starting to gain traction among consumers. These competitors may also adopt more aggressive pricing policies and establish more comprehensive marketing and advertising campaigns than we can. Our competitors may develop product offerings that we do not offer or that are more sophisticated or more cost effective. For these and other reasons, our competitors' products may achieve greater acceptance in the marketplace, limiting our ability to attract customers. Our failure to adequately address these factors could harm our business and operating results.

FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations, including plans and objectives relating to our planned entry into our product and service business. The forward-looking statements and associated risks set forth in this prospectus include or relate to, among other things, (a) our projected profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operation" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in these forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, the forward-looking statements contained in this prospectus may not in fact occur.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on the assumptions that we will be able to continue our business strategies on a timely basis, that we will attract customers, that there will be no materially adverse competitive conditions under which our business operates, that our sole officer and director will remain employed as such, and that our forecasts accurately anticipate market demand. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in this "Risk Factors" section of this prospectus, there are a number of other risks inherent in our business and operations, which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Increases in the cost of our services, or in our general or administrative expenses, or the occurrence of extraordinary events, could cause actual results to vary materially from the results contemplated by these forward-looking statements.

Management decisions, including budgeting, are subjective in many respects and subject to periodic revisions in order to reflect actual business conditions and developments. The impact of such conditions and developments could lead us to alter our marketing, capital investment or other expenditures and may adversely affect the results of our operations. In light of the significant uncertainties inherent in the forward-looking information included in this prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

                                USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the potential net proceeds and the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.

                      IF 25% OF      IF 50% OF      IF 75% OF     IF 100% OF
                     SHARES SOLD    SHARES SOLD    SHARES SOLD    SHARES SOLD
                     -----------    -----------    -----------    -----------
NET PROCEEDS FROM
THIS OFFERING           $2,500        $10,000        $17,500        $25,000

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The net proceeds in the table above assume $5,000 in costs associated with this offering.

The funds raised through this offering will first be used to cover mandatory operating expenses over the next year such as public company requirements with audit, SEC filings, and legal. We anticipate these costs to be approximately $5,000-6,000. The funds raised beyond these expected costs will be used to complete the business and marketing plans, which we anticipate will cost approximately $20,000. The costs associated with this plan include hiring consultants (one for strategic planning, one for marketing, and one finance expert) and is expected to be completed in two months after the completion of this offering. If only 25% of the shares are sold, the Company will not hire any consultants and Mr. Mills will perform all the services to complete the business and marketing plans, however it will take up to six months. If only 50% of the shares are sold, the Company will hire only the strategic planning consultant and Mr. Mills will perform the services pertaining to marketing and finance. The Company will be able to complete the business and marketing plans, however it will take up to four months. If only 75% of the shares are sold, the Company will hire two consultants for strategic planning consultant and finance, Mr. Mills will perform the services pertaining to marketing. The Company will be able to complete the business and marketing plans, however it will take up to three months. The Company does not anticipate using any of the offering proceeds for product development.

                        DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by Benefit Solutions Outsourcing and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The price of the current offering is fixed at $0.01 per share. This price is significantly greater than the price paid by the company's sole officer and director for common equity since the company's inception on May 11, 2010. The company's sole officer and director paid $0.001 per share, a difference of $0.009 per share lower than the share price in this offering.

                 DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

This table represents a comparison of the prices paid by purchasers of the Common Stock in this offering and the individual who received shares in Benefit Solutions Outsourcing Corp previously:

                                             If 25% of    If 50% of    If 75% of   If 100% of
                                            Shares Sold  Shares Sold  Shares Sold  Shares Sold
                                            -----------  -----------  -----------  -----------
Book value per share before offering .....  $    0.0006  $    0.0006  $    0.0006  $    0.0006
Book value per share after offering ......  $    0.0008  $    0.0015  $    0.0020  $    0.0025
Net increase to original shareholders ....  $    0.0002  $    0.0009  $    0.0014  $    0.0019
Decrease in investment to new shareholders  $    0.0092  $    0.0085  $    0.0080  $    0.0075
Dilution to new shareholders .............          92%          85%          80%          75%

                          THE OFFERING BY THE COMPANY

Benefit Solutions Outsourcing is registering 3,000,000 shares of its common stock for offer and sale.

There is currently no active trading market for our common stock, and such a market may not develop or be sustained. If and when this registration statement is declared effective by the SEC, we plan to develop the ability to trade our stock. In order to do so, we have to retain an authorized OTC Bulletin Board market maker. The market maker will determine the viability and if acceptable, they will file the Form 211 with FINRA (Financial Industry Regulatory Authority). If the market maker is successful obtaining approval from FINRA, at that time our stock will be quoted on the OTC BB. These steps are not in the full control of the Company, and the Company cannot provide any assurances any of these steps will be successful.

There can be no assurances that we will be able to retain an authorized OTC BB market maker and furthermore, there are no assurances that we will be approved by FINRA. At the date hereof, we are not aware that any market maker has any such intention.

All of the shares registered herein will become effective for sale to investors. The company will not offer the shares through a broker-dealer or anyone affiliated with a broker-dealer.

NOTE: As of the date of this prospectus, our sole officer and director, Mr. Jamie Mills, owns 9,000,000 common shares, which are subject to Rule 144 restrictions. There is currently one (1) shareholder of our common stock.

The Company is hereby registering 3,000,000 common shares. The price per share is $0.01.

In the event the Company receives payment for the sale of their shares, Benefit Solutions will receive all of the proceeds from such sales. Benefit Solutions Outsourcing is bearing all expenses in connection with the registration of the shares of the company.

                              PLAN OF DISTRIBUTION

We are offering the shares on a "self-underwritten" basis directly through Mr. Mills our executive officer and director named herein, who will not receive any commissions or other remuneration of any kind for selling shares in this offering, except for the reimbursement of actual out-of-pocket expenses incurred in connection with the sale of the common stock. The offering will conclude at the earlier of when all 3,000,000 shares of common stock have been sold or 90 days after this registration statement becomes effective with the Securities and Exchange Commission.

This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. We will sell shares on a continuous basis. We reasonably expect the amount of securities registered pursuant to this offering to be offered and sold within 90 days from this initial effective date of this registration.

In connection with his selling efforts in the offering, Mr. Mills will not register as broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of Rule 3a4-1 under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Jamie Mills is not subject to any statutory disqualification, as that term is defined in
Section 3(a)(39) of the Exchange Act. Jamie Mills will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Mills is not and has not been within the past 12 months, a broker or dealer, and is not within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Mills will continue to primarily perform substantial duties for us or on our behalf otherwise than in connection with transactions in securities. Mr. Mills has not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

9,000,000 common shares are issued and outstanding as of the date of this prospectus. The company is registering an additional 3,000,000 shares of its common stock for possible resale at the price of $0.01 per share.

Benefit Solutions Outsourcing will receive all proceeds from the sale of the shares by the company. The price per share is $0.01. However, Benefit Solutions Outsourcing common stock may never be quoted on the OTC Bulletin Board or listed on any exchange.

The Company's shares may be sold to purchasers from time to time directly by, and subject to, the discretion of the company. Further, the company will not offer their shares for sale through underwriters, dealers, or agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the company and/or the purchasers of the shares for whom they may act as agents. The shares sold by the Company may be sold occasionally in one or more transactions at a fixed price of $0.01 per share.

The shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

In addition and without limiting the foregoing, the company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Benefit Solutions Outsourcing will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

                               LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and to our knowledge; no such proceedings are threatened or contemplated by any party.

                                    BUSINESS

Company Summary

Benefit Solutions Outsourcing Corp. is a Benefit Administration provider intending to develop COBRA/HIPPA, flexible spending account, and group health care plan administration products and services ("BSO Products and Services")and sell them to small to medium size businesses. The

The Company was formed by Jamie Mills and incorporated on May, 11 2010. The Company's operations are located at 1136 Lead Hill Blvd., Suite 100, Roseville Ca. 95661. The Company has one full time employee, Mr. Mills, and no part time employees.

Product and Services Overview

   BSO plans to offer a variety of services tailored to each client. It will provide consulting services to allow the client's HR Department to support the organization's core competencies. BSO will focus on:

   1. Administration of COBRA and HIPAA

   2. Administration of Flexible Spending Accounts

   3. Administration of Basic Employee Benefits programs -- eligibility, enrollment, billing reconciliation and employee support through a call center

   4. An all inclusive level with all of the above

Product and Service Descriptions

Product/Service Summaries

   1. COBRA and HIPPA administration

      a. COBRA is an acronym for the Consolidated OmniBus Reconciliation Act. It is a federal mandate which states that employers must offer terminated employees and their eligible dependents the option to continue their group health plan coverage for a minimum of 18 months by paying a monthly premium. There are many regulations governing the information and types of communications which must be distributed to the terminated employees. If the terminated employees and/or dependents elect this coverage, they have the same coverage and rights as an active employee. BSO will track eligibility, provide the employees communications, and accept payment of the COBRA premium to remit to the employee provider. BSO will have a working relationship with the benefits provider.

      b. HIPPA is the Health Insurance Portability and Accountability Act. It is also a federal mandate and states that employers must provide verification of group health insurance coverage to terminated employees and their eligible dependents. This notice is basically used by the terminated employees and/or dependent to substantiate their previous coverage, and can be used to meet all or a portion of any waiting period subject to 'pre-existing' conditions imposed by future employers group health plans, BSO will administer this process.

   2. Flexible Spending Accounts administration

      a. There are two types of Flexible Spending Account plans: medical and dependent care. In a Flexible Spending Account arrangement (FSA), the employee signs a salary reduction agreement establishing per pay period contributions to either (or both) types of accounts. These deferrals are calculated on a pre-tax basis (federal and most states). The IRS sets a limit on the dependent care account of $5,000; the employer sets the limit on the health c are account. As the employee incurs eligible expenses, they submit 'proof of services', usually receipts, and are then reimbursed from their pre-tax accounts. BSO will track eligibility, enrollments and changes, as well as process the claims submitted for reimbursement. BSO will have a banking agreement with each client.

   3. Basic Benefits Administration for Group Health Plans

      a. BSO will handle: eligibility tracking, benefit plan enrollments/deletions, monthly billing reconciliation for all applicable providers, and a call center to handle employee phone calls. Employee communications are key to these processes, and BSO will conduct employee meetings and manage the communications and enrollment/change processes. It will also be necessary for BSO to establish solid working relationships with the benefit providers (insurance companies, or third party administrators). BSO, in effect, will become the Employee Benefits Administration Department for their client.

      b. BSO will reconcile the monthly provider billings. For example: If an employer offers employees group health plan insurance with Blue Cross Blue Shield, the employer will be billed monthly for the premiums. BSO will reconcile these billings with the number of employees covered and the coverage options of each employee. c. BSO will also provide a call center to the clients' employees. This call center is designed to handle ADMINISTRATIVE QUESTIONS ONLY.

   4. A service level that includes all of the options above Some clients may wish to bundle the above services and contract with BSO for all of the services it plans to provide. Within the first three to four years in business, BSO plans to expand its services from strictly benefits administration to offering payroll services and other HR administration programs.

Competitive Comparison

   Companies that currently provide benefits outsourcing include: Benefit Concepts, InfiniSource, Trion, The Javers Group, Arbor, and Ceridian. However, these companies either provide partial outsourcing services and it is not their main line of business, or they target a much larger clientele. Additionally, some insurance companies and brokers offer some degree of administrative support.

   BSO plans to specifically target businesses that are seeking COBRA/HIPPA, Flexible Accounts, and/or Group Plan administration. The company will focus on small businesses initially to build a customer base. In addition unlike Arbor who is focused on the East Coast (Pennsylvania and New Jersey), the Company will initially target businesses in California and the west coast.

   BSO will tailor its services to each client, including offering a call center to answer employees' questions. Unless a competitor is a third party administrator for processing claims, they will not provide a call center. It has been the experience of the principal that no matter how much a company automates the benefits process, employees still want to pick up the phone and speak to a live person. It is an invaluable customer service feature.

Fulfillment

   Once a client signs a contract for services, BSO will meet with the current benefits administrator to complete a client data sheet. The client data sheet will:

      1. List the current benefit providers

      2. List the appropriate contacts

      3. List the office locations or divisions of the client for reporting purposes.

      4. Outline the current enrollment and change processes

      5. Outline the current provider billing schedule and processes

      6. Determine the types of employee communications BSO will be responsible to distribute to the client's employees

      7. Determine the schedule and types of employer reports

   From the client data sheet, BSO will then initiate the relationships necessary for each service. For example: if BSO is to administer the medical insurance, the insurance provider will be contacted and introduced to BSO as the new administrator. BSO then becomes the contact for these services and the benefit provider will accept and funnel information through BSO. With the completion of the client data sheet, BSO will request the census of appropriate employee data in order to populate their system. Two audits of this information will be performed. The first will audit the client's data against BSO's, and the second will audit BSO's data against each benefit provider. As of the effective date of the contract, BSO will then become the client's Benefits Administration Department. Depending on the services the client has elected, BSO will be responsible for:

      o Preparation and distribution of enrollment packets and/or other employee communications

      o  Employee and dependent benefit eligibility tracking

      o  Employee and dependent benefits enrollment

      o Maintenance of a Human Resources Information System (HRIS) to track data

      o Notification of enrollments, changes and terminations to appropriate benefit vendors

      o Month end billing reconciliation of benefit vendor invoices to HRIS and employer databases

      o  COBRA administration

      o  HIPAA administration

      o  Flexible Spending Account administration (health and dependent care)

      o Call center to handle certain employee questions (eligibility and certain claims issues

Future Services

   In the future, the Company plans to broaden BSO Products and Services to include administration of payroll processing as well as other types of optional Human Resources programs. The principal of BSO will continue to watch the development in HR and follow the avenues leading to more business opportunities and ideas. As the company and the outsourcing market grows, the Internet will become a very valuable tool. The website and the Internet can greatly automate employee enrollments and change processes. The website is planned to be able to handle multiple company and users specific to each company's plans, with links to the company's website and intranet.

Market Analysis Summary

   Outsourcing can be implemented without regard to the size of the company (measured by profit or employee population), or to the business in which they are engaged. Any and all companies who offer benefit programs to their employees can reap the rewards of outsourcing certain functions.

   BSO is focusing its efforts on the small to medium size employers. Today, these employers experience not only changing government regulations, but also a mobile and diverse workforce. In order for the companies to stay competitive in their marketplace, they must be able to attract and retain employees while staying focused on the success of their business. Therefore, the Human Resources departments are faced with multiple tasks -- they must not only stay current and offer attractive benefit programs, but also keep up with the day-to-day administration of running the department and its programs. It is the day-to-day administration which is so time-consuming. This administration is viewed as "overhead" for the company, and depletes the time and resources which should be focused on the more important issues. Therefore, companies are looking outside of their organization for answers, and the most desirable solution is outsourcing the administrative tasks.

Strategy and Implementation Summary

   Benefit Administrators Team will initially focus on employers with 10 to 500 employees within the local counties: Sacramento, Placer,and El Dorado. COBRA/HIPAA and Flexible Account Administration will be the main focus for these areas in which companies can already begin to see the need for outsourcing services. Employers with 20 or more employees must offer COBRA if they offer any health insurance to their employees. And, if companies already have to increase their employee contributions toward the cost of benefits, then offering a Flexible Spending Program may alleviate this added financial burden.

Competitive Edge

   Most of the competitors will shy away from offering a call center to answer employee questions. This gives BSO a definite advantage called -- Customer Service.

   When a client contracts with BSO, we represent two clients. One is the company, and the second is the company's employees. The call center is a priceless customer service tool to both clients. By providing a call center, BSO saves the client the time that the Benefits Administrator would normally spend on the phone with employees, plus it is a valuable service to the employees for their questions are answered on a timely basis.

Marketing Strategy

   The initial push for marketing will be the small businesses, employer size of less than 500 employees. The Company's target market will be across all industries.

   Networking and keeping a mailing database is crucial. The principal is a member of Human Resources professional organizations which meet monthly -- attending approximately 4 meetings per month. At certain times, BSO plans to sponsor these meetings to present BSO Products and Services, however, these affiliations will be used as networking tools, and 'word of mouth' marketing.

   In conjunction with this, BSO plans to also build a database with information obtained through the small business resources at the County Library. Informational packets and brochures will be sent out to the members of the database, with follow-up phone calls happening within two weeks of mailing.

   The Company plans to build a website that will be linked to other popular sites, as well as advertised on small business service sites. When the Company launches its website, which is not developed at this time, it will link with these sites in order to market its products and services over the Internet.

Sales Strategy

   As stated previously, customer support for the clients' employees is key. If the employees are satisfied with the administration of their benefits, the client will hear no complaints. However, it is also necessary to keep the client company satisfied as well. Along with customer service, bottom line savings will be stressed in the sales presentation. Considering BSO is starting out small, there is no question of accountability. Each employee will be committed to customer service, and keeping the client satisfied with the services provided. BSO will listen to the client and try to accommodate their needs with the services. BSO will provide clients with the services and reports that will make the client's jobs "easier". Internally, client HR departments may be responsible for different reporting, and BSO will adjust its product and services to fit those needs.

Government Law and Regulations

Government regulation of insurance is a changing area of law and varies from state to state. Our product and service offerings may be subject to various federal and state regulations. We need to monitor new regulation and comply with constantly evolving regulations and make changes occasionally to services, products, structure or operations in accordance with the requirements of those regulations.

Government regulation and reform of the healthcare industry may also affect the manner in which we conduct our business. There continues to be diverse legislative and regulatory initiatives at both the federal and state levels that may affect aspects of the nation's health care system some of which may decrease the amount of commissions we can earn, may eliminate some of the products we offer, increase the cost of compliance or adversely affect the insurance products and services offered by us.

In addition, the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") requires certain guaranteed issuance and renew-ability of health insurance coverage for individuals and small employer groups and limits exclusions on pre-existing conditions. HIPAA mandated the adoption of extensive standards for the use and disclosure of health information. HIPAA also mandated the adoption of standards for the exchange of electronic health information in an effort to encourage overall administrative simplification and enhance the effectiveness and the efficiency of the healthcare industry.

HIPAA's security standards became effective April 20, 2005 and further mandated that specific requirements be met relating to maintaining the confidentiality and integrity of electronic health information and protecting it from anticipated hazards or uses and disclosures that are not permitted.

We will have to build our business to be compliant with these regulations. These laws and regulations and their interpretation relating to our products and services (COBRA & HIPAA) are subject to uncertainty and change. There is no assurance that a review of our proposed operations will not result in a determination that could materially and adversely affect our business, results of operations and financial condition. Moreover, regulatory requirements are subject to change from time to time and may in the future become more restrictive, thereby making compliance more difficult or expensive or otherwise affecting or restricting our ability to conduct our business.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like:
"believe", "expect", "estimate", "anticipate", "intend", "project" and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

WE ARE A DEVELOPMENT STAGE COMPANY TO PROVIDE BENEFITS ADMINISTRATION SERVICES

We have not yet generated or realized any revenues from business operations. Our auditors have issued a going concern opinion. This means there is substantial doubt that we can continue as an on-going business for the next twelve (12) months unless we obtain additional capital to fund our business. This is because we have not generated any revenues and no revenues are anticipated until we begin marketing our service to customers. Accordingly, we must raise cash from sources other than revenues generated from the proceeds of loans we undertake.

From inception to May 31, 2010, the Company's business operations have primarily been focused on developing our business plan and market research.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

THERE IS NO HISTORICAL FINANCIAL INFORMATION ABOUT US UPON WHICH TO BASE AN EVALUATION OF OUR PERFORMANCE. BENEFIT SOLUTIONS OUTSOURCING, CORP. WAS INCORPORATED IN THE STATE OF FLORIDA ON MAY 11, 2010; WE ARE A DEVELOPMENT STAGE COMPANY THE COMPANY WILL DESIGN, DEVELOP, AND MARKET BENEFIT ADMINISTRATION TO SMALL AND MEDIUM SIZED BUSINESSES. WE HAVE NOT GENERATED ANY REVENUES FROM OUR OPERATIONS. WE CANNOT GUARANTEE WE WILL BE SUCCESSFUL IN OUR BUSINESS OPERATIONS. OUR BUSINESS IS SUBJECT TO RISKS INHERENT IN THE ESTABLISHMENT OF A NEW BUSINESS ENTERPRISE, INCLUDING THE FINANCIAL RISKS ASSOCIATED WITH THE LIMITED CAPITAL RESOURCES CURRENTLY AVAILABLE TO US FOR THE IMPLEMENTATION OF OUR BUSINESS STRATEGIES (SEE "RISK FACTORS"). TO BECOME VIABLE AND COMPETITIVE, WE MUST DEVELOP AND COMPLETE THE BUSINESS AND MARKETING PLAN, EXECUTE THE PLAN AND ESTABLISH SALES VIA THE BENEFIT ADMINISTRATION FIELDS.

PLAN OF OPERATION

Over the 12 month period starting upon the effective date of this registration statement, the Company anticipates needing $150,000 of capital in order to operate the business.

THE COMPANY PLANS TO ACHIEVE THE FOLLOWING MILESTONES OVER THE NEXT TWELVE (12) MONTHS FOLLOWING THE COMPLETION OF SELLING 100% OF THIS OFFERING:

1 - 3 MONTHS

The Company plans on hiring three consultants (one for strategic planning, one for marketing, and one finance expert) to work with Mr. Mills to complete the business and marketing plan. Again, the Company expects these efforts to cost $25,000.

4-12 MONTHS

After the business plan is complete, the Company will commence another offering to raise a minimum of $125,000 to fund operations. The Company expects to complete this offering in three months. After the additional capital is secured, the Company will hire three resources to complete the development of the product and service offerings for the COBRA/HIPPA, Flexible Account and Group Plan administration. These resources include one part time resource for product analysis and design, one resource for marketing and one resource for technical work. The Company anticipates completing these offerings in six months after the additional capital is secured and is expected to cost approximately $100,000. The call center capability will be handled internally initially, however based on growth the Company may outsource that capability. Once completed, the Company will be positioned to market these offerings to potential customers and generate revenues.

IN THE EVENT THAT THE COMPANY ONLY SELLS 50% OF THIS OFFERING, THE COMPANY PLANS TO ACHIEVE THE FOLLOWING MILESTONES OVER THE NEXT TWELVE (12) MONTHS:

1 - 4 MONTHS

The Company plans on hiring one consultant for strategic planning. Mr. Mills will perform the marketing and financial tasks to complete the business and marketing plan. Under these circumstances, the Company plans to complete these plans in four months and is expected to cost $12,500.

5-12 MONTHS

After the business plan is complete, the Company will commence another offering to raise a minimum of $125,000 to fund operations. The Company expects to complete this offering in three months. After the additional capital is secured, the Company will hire three resources to commence the product development and service offerings for the COBRA/HIPPA, Flexible Account and Group Plan administration. These resources include one part time resource for product analysis and design, one resource for marketing and one resource for technical work. The Company estimates that the product offerings will cost $100,000 and be completed within six months after the capital is secured. The call center capability will be handled internally initially, however based on growth the Company may outsource that capability. Once completed, the Company will be positioned to market these offerings to potential customers.

Note: The amounts allocated to each line item in the above milestones are subject to change at the sole discretion of Mr. Mills. The Company will either hire or work with consultants to complete the milestones.

In the event that the Company is not successful selling all the securities in this offering, Mr. Mills will perform the necessary tasks, however that will delay the Company's business up to six months. And in the event that the Company is not able to secure the follow on capital of $125,000, the Company will ask Mr. Mills to perform the necessary tasks of planning, marketing, technical design, and financial analysis to complete the product and service offering. If all the work must be performed solely by Mr. Mills, the Company cannot provide any assurances as to if or when this work will be completed.

The Company believes finding experienced employees and consultants in the benefit administration field is critical to ensure the success of the Company's development and implementation plans. The future staffing requirements of the Company are unknown at this time. As we develop our business, we will assess the necessary resources to properly staff our business or outsource those services if warranted.

Since inception to May 31, 2010, Benefit Solutions Outsourcing has incurred a total of $3,600 on start-up costs. This period is nineteen (19) days from May 11, 2010 to May 31, 2010. The Company has not generated any revenue from business operations. All proceeds currently held by the company are the result of the sale of common stock to its officer. The Company does not have any contractual arrangement with our CEO, Mr. Jamie Mills to fund the Company on an on-going basis for either operating capital or a loan. The CEO may elect to fund the Company as he did initially, however there are no assurances that he will in the future.

The Company incurred expenditures of $3,500 for audit services and $100 for general administrative costs. Since inception, the majority of the company's time has been spent refining its business plan and conducting industry research, and preparing for a primary financial offering. This loss occurred over a period of nineteen (19) days from May 11, 2010 (inception) to May 31, 2010 and our current cash reflects less than one (1) month of operation.

LIQUIDITY AND CAPITAL RESOURCES

As of the date of this registration statement, we have yet to generate any revenues from our business operations. For the period ended May 31, 2010, Benefit Solutions Outsourcing, Corp. issued 9,000,000 shares of common stock to our sole officer and director for cash proceeds of $9,000 at $0.001 per share.

We anticipate needing a $150,000 in order to execute our business over the next twelve (12) months, which includes (i) completing the marketing and business plan (estimated cost of $25,000) and (ii) developing the product and service offerings, and identifying the necessary resources to implement our plan (estimated cost of $125,000). Again, the Company will need to secure additional capital beyond this offering to execute the business plan over the next twelve
(12) months. After the Company secures the additional capital, we will commence the product development. This development will require one part time resource for product analysis and design, one resource for marketing and one resource for technical work that will cost in total $100,000. The other $25,000 will be used for (i) public company costs of $5,000-$6,000 (SEC filings, legal, accounting),
(ii) marketing of $10,000 and the balance for working capital purposes that include travel, recruiting personnel, telephone, internet and office expenses. Currently, the Company believes these figures are accurate based on current economic conditions, unemployment numbers, and the recent positive growth trends in the home building and improvement industry which were concluded by the Company based on financial reports filed on the SEC website.

The Company has adequate capital resources to operate minimal operations for one year. However if less than the full offering is sold, it will delay the completion of the business and marketing plan (see Plan of Operations above). If we sell 25%, 50%, 75% and 100% of this offering, it will take us a minimum of six, four, three, and two months respectively to complete the business and marketing plan. The variance in time is a result of the capital resources available to the Company to hire resources to expedite the completion of the business and marketing plans.

Based on our success of raising additional capital over the next twelve (12) months, which is the Company's greatest uncertainty and therefore top priority, we anticipate employing various consultants and contractors to commence the development strategy for the product prototypes. Until the Business and Marketing plan are completed, we are not able to quantify with any certainty any planned capital expenditures beyond the business and marketing plan. Currently, the only planned capital expenditures are the public company operating costs. As of May 31, 2010, the Company has no firm commitments for any capital expenditures.

Our business will require additional capital resources that may be funded through the issuance of common stock or of notes payable or other debt arrangements. The Company will explore all financing possibilities and alternatives. Despite our current financial status we believe that we may be able to issue notes payable or debt instruments in order to further develop our Business and Marketing Plan. We anticipate that receipt of such financing may require granting a security interest in the Company, and are willing to grant such interest to secure the necessary funding. This security interest would be UCC1 lien on all of the Company's assets. Any security interest would take preference over equity in a liquidation.

Through May 31, 2010, we have incurred a total of $3,600 in general and administration expenses including $3,500 in professional fees. This loss occurred over a period of twenty (20) days from May 11, 2010 to May 31, 2010 and our current cash reflects less than one (1) month of operation.

To date, we have managed to keep our monthly cash flow requirement low for two reasons. First, our sole officer has agreed not to draw a salary until the Company has raised $1,000,000 of cash in either equity or debt for working capital or has at least $1,000,000 in revenues. Second, we have been able to keep our operating expenses to a minimum by operating in adequate space free of charge and are only paying the direct expenses associated with our business operations. We believe managing costs is very important to our success, especially under the current economic times.

Given our low monthly cash flow requirement and the compensation arrangement with our sole officer, management believes that, while our auditors have expressed substantial doubt about our ability to continue as a going concern, and assuming that we do not commence our anticipated operations until sufficient financial resources are available, we believe we will be able to meet our obligations for at least the next twelve months.

We anticipate that during the first year, in order to execute our business plan to any meaningful degree, we would need to spend a minimum of $150,000 on such endeavors. After this offering, we will seek additional financing through means such as equity offerings, borrowings from institutions and/or private individuals. We estimate the costs with additional equity offerings will be similar to this offering, however we are uncertain as to the costs with loans because we have not entered into any of those types of arrangements. Even if we sell all shares offered through this registration statement, we expect that we will seek additional financing in the future. However, we may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, we may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that we will be required to seek protection from creditors under applicable bankruptcy laws.

The Company has entered into no contractual obligations or commitment agreements.

MANAGEMENT

OFFICER AND DIRECTOR

Our sole officer and director will serve until his successor is elected and qualified. Our officer is elected by the board of directors to a term of one (1) year and serve until their successor is duly elected and qualified, or until they are removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our President, Secretary, Treasurer, Principal Executive Officer, Principal Financial Officer, and sole member of the Board of Directors is set forth below:

Name and Address      Age      Position(s)
----------------      ---      -----------
Jamie Mills            27      President, Secretary, Treasurer, Principal
                               Executive Officer, Principal Financial Officer, and sole member of the Board of Directors

The person named above has held his offices/positions since the inception of our company and is expected to hold his offices/positions until the next annual meeting of our stockholders.

                      COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has not established any committees, including an Audit Committee, a Compensation Committee, a Nominating Committee or any committee performing a similar function. The functions of those committees are being undertaken by the entire board as a whole. Because we do not have any independent directors, our Board of Directors believes that the establishment of committees of the Board would not provide any benefits to our company and could be considered more form than substance.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees.

When we are able to expand our Board of Directors to include one or more independent directors, we intend to establish an Audit Committee of our Board of Directors.

WE DO NOT HAVE ANY INDEPENDENT DIRECTORS AND WE HAVE NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, STOCKHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

Federal legislation has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of one individual who is also our executive officer. Our executive officer makes decisions on all significant corporate matters such as the approval of terms of the compensation of our executive officer and the oversight of the accounting functions.

Although we have adopted a Code of Ethics and Business Conduct, we have not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. We have not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have any independent directors. If we expand our board membership in future periods to include additional independent directors, we may seek to establish an audit and other committees of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officer and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

                      CODE OF BUSINESS CONDUCT AND ETHICS

In May 2010 we adopted a Code of Ethics and Business Conduct which is applicable to our future employees and which also includes a Code of Ethics for our President, Secretary, Treasurer, Principal Executive Officer, Principal Financial Officer, and sole member of the Board of Directors and persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote

      o  honest and ethical conduct,

      o full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

      o  compliance with applicable laws, rules and regulations,

      o  the prompt reporting violation of the code, and

      o  accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as an exhibit to this Form S-1 filing. Any person desiring a copy of the Code of Business Conduct and Ethics, can obtain one by going to www.sec.gov and looking at the attachments to this Form S-1.

                       BACKGROUND OF OFFICER AND DIRECTOR

Mr. Jamie Mills, President, Chief Executive Officer, Sole Member of the Board of Directors Chief Financial Officer Principal Accounting Officer Secretary

RESUME

Mr. Mills has over 6 years of experience in human resource industry with extensive experience in the benefit administration for companies. Prior to founding Benefit Solutions Outsourcing, Mr. Mills worked for WTAC, Inc. as a director of Human Resources in California since 2008. Previously, Mr. Mills worked for the Davis Fire Department as a benefits administrator from 2007 to 2008 and El Dorado County as an EMT from 2005 to 2007.

                 CERTAIN TRANSACTIONS AND RELATED TRANSACTIONS

At the present time, Mr. Jamie Mills spends a limited time of hours per week as a consultant for the Davis Fire Department. The fire department pays him directly for those consulting services.

                             EXECUTIVE COMPENSATION

Jamie Mills will not be taking any compensation until the Company has raised $1,000,000 of cash in either equity or debt for working capital or has at least $1,000,000 in revenues.

SUMMARY OF COMPENSATION

We did not pay any salaries in 2010. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no stock option plans, retirement, pension, or profit sharing plans for the benefit of any officer or director other than as described herein.

SUMMARY COMPENSATION TABLE

The following table provides certain summary information concerning cash and certain other compensation we paid to our Chief Executive Officer for the fiscal year ending May 31, 2010.

                                                                                      Non-
                                                                     Non-Equity    Qualified
                                                                     Incentive     Deferred
                                                 Stock     Option       Plan      Compensation   All Other
Name &                   Fiscal  Salary  Bonus  Award(s)  Award(s)  Compensation    Earnings    Compensation  Total
Principal Position        Year     ($)    ($)     ($)        ($)        ($)           ($)            ($)       ($)
-----------------------  ------  ------  -----  --------  --------  ------------  ------------  ------------  -----
Jamie Mills               2010      0      -        -         -           -             -             -         0
Chief Executive Officer

DIRECTOR COMPENSATION

Mr. Mills the sole member of our Board of Directors is also our executive officer. We do not pay fees to any director, however we will reimburse any director for out-of-pocket expenses incurred with board meetings.

LONG-TERM INCENTIVE PLAN AWARDS

We do not have any long-term incentive plans including options and SARs that provide compensation intended to serve as incentive for performance.

EMPLOYMENT AGREEMENTS

At this time, Benefit Solutions Outsourcing has not entered into any employment agreements with our sole officer and director.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.

The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

                                                        Number of    Percentage
Title of Class          Name                          Shares Owned  of Shares(1)
----------------------  ----------------------------  ------------  ------------
Shares of Common Stock  Jamie Mills (2)                9,000,000        100%
                        1136 Lead Hill Blvd, STE 100
                        Roseville, CA 95661
__________________
(1) Based on 9,000,000 shares outstanding as of May 31, 2010.

(2) The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, Mr. Mills is the only "parent" and "promoter" of the company.

For the period ended May 31, 2010, a total of 9,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers' transactions. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since he will continue control our company after the offering, investors in this offering will be unable to change the course of our operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

The company is hereby registering 3,000,000 of its common shares, in addition to the 9,000,000 shares currently issued and outstanding. The price per share is $0.01 (please see "Plan of Distribution" below).

The 9,000,000 shares currently issued and outstanding were acquired by our sole officer and director for the period ended, May 31, 2010. We issued a total of 9,000,000 common shares for consideration of $9,000, which was accounted for as a purchase of common stock.

                           DESCRIPTION OF SECURITIES

In the event the Company receives payment for the sale of their shares, Benefit Solutions Outsourcing will receive all of the proceeds from such sales. Benefit Solutions Outsourcing is bearing all expenses in connection with the registration of the shares of the Company.

COMMON STOCK

The authorized common stock is five hundred million (500,000,000) shares with a par value of $.0001 for an aggregate par value of fifty thousand dollars ($50,000).

Common Stock has the following rights:

   * have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

   * are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

   * do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;

   * and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Florida for a more complete description of the rights and liabilities of holders of our common stock securities.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, and assuming all 3,000,000 shares being offered are sold, present stockholders will own approximately 75% of our outstanding shares.

CASH DIVIDENDS

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

                                   REPORTING

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

                              STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, Benefit Solutions Outsourcing will act as its own transfer agent.

                               STOCK OPTION PLAN

The Board of Directors of Benefit Solutions Outsourcing has not adopted a stock option plan ("Stock Option Plan"). The company has no plans to adopt a stock option plan but may choose to do so in the future. If such a plan is adopted, this plan may be administered by the board or a committee appointed by the board (the "Committee"). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not, without the written consent of the optionee, impair any rights under any option previously granted. Benefit Solutions Outsourcing may develop an incentive based stock option plan for its officer and director and may reserve up to 10% of its outstanding shares of common stock for that purpose.

                                 LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Schneider Weinberger & Beilly LLP.

                                    EXPERTS

Conner & Associates, PC, our certified public accountants, have audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Conner & Associates, PC has presented its report with respect to our audited financial statements. The report of Conner & Associates, PC is included in reliance upon their authority as experts in accounting and auditing. Their consent to being named as Experts is filed as Exhibit 23.1 to the Registration Statement of which this Prospectus is a part.

                             FINANCIAL INFORMATION
                             ---------------------

                       BENEFIT SOLUTIONS OUTSOURCING CORP

ITEM:                                                                  PAGE NO.:

Report of Independent Registered Public Accounting Firm ............      F-2

Balance Sheet ......................................................      F-3

Statement of Operations ............................................      F-4

Statement of Stockholder's Equity ..................................      F-5

Statement of Cash Flows ............................................      F-6

Notes ..............................................................      F-7

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Benefit Solutions Outsourcing Corp.
Roseville, California

We have audited the accompanying balance sheet of Benefit Solutions Outsourcing Corp. ("a Development Stage Enterprise") (the "Company") as of May 31, 2010, and the related statements of income, stockholder's equity and cash flows for the period from May 11, 2010 (inception) to May 31, 2010. The Company's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of May 31, 2010, and the results of its operations and its cash flows for the period from May 11, 2010 (inception) to May 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes 1 & 6 to the financial statements, the Company is in the development stage. Its ability to continue as a going concern is dependent upon its ability to develop additional sources of capital, and ultimately achieve profitable operations from the development of its planned business. These conditions raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Conner & Associates, PC
CONNER & ASSOCIATES, PC
Newtown, Pennsylvania
30 June 2010

                       BENEFIT SOLUTIONS OUTSOURCING CORP
                        (A Development Stage Enterprise)
                                 BALANCE SHEET
                                  MAY 31, 2010
________________________________________________________________________________

                                     ASSETS
                                     ------

Current assets
--------------
      Cash and cash equivalents .....................................   $ 9,000
                                                                        -------

Total assets ........................................................   $ 9,000
                                                                        =======


                      LIABILITIES AND STOCKHOLDER'S EQUITY
                      ------------------------------------

Current liabilities
-------------------
      Accounts payable and accrued expenses .........................   $ 3,600
                                                                        -------

Total liabilities ...................................................     3,600
                                                                        -------

Commitment and contingencies ........................................         -
                                                                        -------

Stockholder's equity
--------------------
      Authorized:
      500,000,000 common shares, $0.0001 par value
      Issued and outstanding shares:
      9,000,000 common shares .......................................       900
      Additional paid-in capital ....................................     8,100
      Deficit accumulated during the development stage ..............    (3,600)
                                                                        -------

Total stockholder's equity ..........................................     5,400
                                                                        -------

Total liabilities and stockholder's equity ..........................   $ 9,000
                                                                        =======

         The accompanying notes should be read in conjunction with the financial statements

                       BENEFIT SOLUTIONS OUTSOURCING CORP
                        (A Development Stage Enterprise)
                            STATEMENT OF OPERATIONS
          For the period from May 11, 2010 (inception) to May 31, 2010
________________________________________________________________________________


Net sales ........................................................  $         -
                                                                    -----------

Cost of sales ....................................................            -
                                                                    -----------

Gross profit .....................................................            -
                                                                    -----------

General & administrative .........................................          100
Legal and professional fees ......................................        3,500
                                                                    -----------
Total expenses ...................................................        3,600
                                                                    -----------

Income (loss) from operations ....................................       (3,600)
                                                                    -----------

Provision for income taxes .......................................            -
                                                                    -----------

Net (loss) .......................................................  $    (3,600)
                                                                    ===========

Weighted average number of common shares outstanding
(basic and fully diluted) ........................................    9,000,000
                                                                    -----------

Basic and diluted (loss) per common share ........................          Nil
                                                                    ===========

Nil = <$.01

         The accompanying notes should be read in conjunction with the financial statements

                             BENEFIT SOLUTIONS OUTSOURCING CORP
                              (A Development Stage Enterprise)
                        STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
                  For the period May 11, 2010 (Inception) to May 31, 2010
____________________________________________________________________________________________

                                                                   Deficit
                                                                 Accumulated
                                                     Additional  During the
                                     Common Stock     Paid-In    Development   Stockholder's
                                    Shares   Amount   Capital      Stage          Equity
                                  ---------  ------  ----------  -----------   -------------
Balance,
May 11, 2010 (Inception) .......          -  $    -  $        -  $         -   $          -
                                  ---------  ------  ----------  -----------   ------------

Common shares issued to Founder
for cash at $0.001 per share
(par value $0.0001) on 5/12/2010  9,000,000     900       8,100            -          9,000


Net (loss) .....................          -       -           -       (3,600)        (3,600)
                                  ---------  ------  ----------  -----------   ------------


Balance, May 31, 2010 ..........  9,000,000  $  900  $    8,100  $    (3,600)  $      5,400
                                  =========  ======  ==========  ===========   ============

               The accompanying notes should be read in conjunction with the financial statements

                                            F-5

                       BENEFIT SOLUTIONS OUTSOURCING CORP
                        (A Development Stage Enterprise)
                            STATEMENT OF CASH FLOWS
          For the period from May 11, 2010 (inception) to May 31, 2010

________________________________________________________________________________

Cash flows from operating activities
Net (loss) .........................................................   $ (3,600)

Adjustments to reconcile net (loss) to net
cash used in operating activities:
Increase (decrease) in accounts payable ............................      3,600
                                                                       --------

Net cash (used in) operating activities ............................          -
                                                                       --------

Cash flows from financing activities
Proceeds from issuance of common stock .............................      9,000
                                                                       --------

Net cash provided by financing activities ..........................      9,000
                                                                       --------

Net increase in cash and cash equivalents ..........................      9,000

Cash - beginning of period .........................................          -
                                                                       --------

Cash - end of period ...............................................   $  9,000
                                                                       ========

Supplemental disclosure of cash flow information:
Taxes paid .........................................................          -
Interest paid ......................................................   $      -
                                                                       ========

         The accompanying notes should be read in conjunction with the financial statements

                      BENEFITS SOLUTIONS OUTSOURCING CORP.
                        (A Development Stage Enterprise)
                         NOTES TO FINANCIAL STATEMENTS
                    MAY 11, 2010 (INCEPTION) TO MAY 31, 2010

NOTE 1. GENERAL ORGANIZATION AND BUSINESS

Benefits Solutions Outsourcing Corp. (the "Company") is a development stage company, incorporated in the State of Florida on May 11, 2010. The Company intends to offer small and medium sized businesses services that reduce invoicing expenses, speed receipt of monies, and allow authorization and recovery of paper drafts. The Company intends to provide instant cash flow for small and medium sized businesses and reduces expenses associated with invoicing with services that include pre-authorized checking, electronic payments, electronic check conversion, electronic check recovery, and telephone checks.

The Company's management has chosen May 31st for its fiscal year end.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

Basis of Presentation
---------------------

The accompanying financial statements have been prepared in accordance with United States generally accepted accounting principles (US GAAP) for financial information and in accordance with the Securities and Exchange Commission's Regulation S-X. They reflect all adjustments which are, in the opinion of the Company's management, necessary for a fair presentation of the financial position and operating results as of and for the period May 11, 2010(date of inception) to May 31, 2010.

Accounting Basis
----------------

The Company is currently a development stage enterprise reporting under the provisions of Accounting Standards Codification ("ASC") 915, Development Stage Entity. These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents
-------------------------

Cash and cash equivalents are reported in the balance sheet at cost, which approximates fair value. For the purpose of the financial statements cash equivalents include all highly liquid investments with maturity of three months or less.

Fair Value of Financial Instruments
-----------------------------------

The fair value of cash and cash equivalents and accounts payable approximates the carrying amount of these financial instruments due to their short maturity.

                      BENEFITS SOLUTIONS OUTSOURCING CORP.
                        (A Development Stage Enterprise)
                         NOTES TO FINANCIAL STATEMENTS
                    MAY 11, 2010 (INCEPTION) TO MAY 31, 2010

Earnings (Loss) per Share
-------------------------

The Company adopted ASC 260, Earnings per Share. Basic earnings (loss) per share are calculated by dividing the Company's net income available to common shareholders by the weighted average number of common shares outstanding during the year. The diluted earnings (loss) per share are calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding for the period. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity. There are no diluted shares outstanding.

Dividends
---------

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the period shown, and none are contemplated in the near future.

Income Taxes
------------

The Company adopted ASC 740, Income Taxes, at its inception. Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. No deferred tax assets or liabilities were recognized as of May 31, 2010.

Advertising
-----------

The Company will expense advertising as incurred. The advertising since inception has been zero.

Use of Estimates
----------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                      BENEFITS SOLUTIONS OUTSOURCING CORP.
                        (A Development Stage Enterprise)
                         NOTES TO FINANCIAL STATEMENTS
                    MAY 11, 2010 (INCEPTION) TO MAY 31, 2010

Revenue and Cost Recognition
----------------------------

The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

Related Parties
---------------

Related parties, which can be a corporation, individual, investor or another entity are considered to be related if the party has the ability, directly or indirectly, to control the other party or exercise significant influence over the Company in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence. The Company has these relationships.

Property
--------

The Company does not own any real estate or other properties. The Company's office is located at 1136 Lead Hill Blvd., Suite 100, Roseville CA 95661.

Recently Issued Accounting Pronouncements
-----------------------------------------

In June 2009, the Financial Accounting Standards Board ("FASB") issued SFAS No. 168, "The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles - a replacement of FASB Statement No. 162," ("SFAS 168"). SFAS 168 establishes the FASB Accounting Standards Codification ("Codification") as the source of authoritative generally accepted accounting principles ("GAAP") for nongovernmental entities. The Codification does not change GAAP. Instead, it takes the thousands of individual pronouncements that currently comprise GAAP and reorganizes them into approximately ninety accounting topics, and displays all topics using a consistent structure. Contents in each topic are further organized first by subtopic, then section and finally paragraph. The paragraph level is the only level that contains substantive content. Citing particular content in the Codification involves specifying the unique numeric path to the content through the topic, subtopic, section and paragraph structure. FASB suggests that all citations begin with "FASB ASC," where ASC stands for Accounting Standards Codification. Changes to the ASC subsequent to June 30, 2009 are referred to as Accounting Standards Updates ("ASU").

In conjunction with the issuance of SFAS 168, the FASB also issued its first Accounting Standards Update No. 2009-1, "Topic 105 -Generally Accepted Accounting Principles" ("ASU 2009-1") which includes SFAS 168 in its entirety as a transition to the ASC.

ASU 2009-1 is effective for interim and annual periods ending after September 15, 2009 and will not have an impact on the Company's financial position or results of operations but will change the referencing system for accounting standards.

As of May 31, 2010, all citations to the various SFAS' have been eliminated and will be replaced with FASB ASC as suggested by the FASB in future interim and annual financial statements.

                      BENEFITS SOLUTIONS OUTSOURCING CORP.
                        (A Development Stage Enterprise)
                         NOTES TO FINANCIAL STATEMENTS
                    MAY 11, 2010 (INCEPTION) TO MAY 31, 2010

As of May 31, 2010, the Company does not expect any of the recently issued accounting pronouncements to have a material impact on its financial condition or results of operations.

The Company has adopted all recently issued accounting pronouncements. The adoption of the accounting pronouncements, including those not yet effective, is not anticipated to have a material effect on the financial position or results of operations of the Company.

NOTE 3. INCOME TAXES

The Company provides for income taxes under ASC Topic 740 which requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

ASC Topic 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company's opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset.

The Company utilizes the asset and liability method for financial reporting of income taxes. Deferred tax assets and liabilities are determined based on temporary differences between financial reporting and the tax basis of assets and liabilities, and are measured by applying enacted rates and laws to taxable years in which such differences are expected to be recovered or settled. Any changes in tax rates or laws are recognized in the period when such changes are enacted.

As of May 31, 2010, the Company has $1,404 in gross deferred tax assets resulting from net operating loss carry-forwards. A valuation allowance has been recorded to fully offset these deferred tax assets because the Company's management believes future realization of the related income tax benefits is uncertain. Accordingly, the net provision for income taxes is zero for the period May 11, 2010 (inception) to May 31, 2010. As of May 31, 2010, the Company has federal net operating loss carry forwards of approximately $3,600 available to offset future taxable income through 2030. The difference between the tax provision at the statutory federal income tax rate on May 31, 2010 and the tax provision attributable to loss before income taxes is as follows:

                                              For the period
                                               May 11, 2010
                                           (inception) through
                                               May 31, 2010
                                           -------------------

Statutory federal income taxes ..........                34.0%
State taxes, net of federal benefits ....                 5.0%
Valuation allowance .....................               -39.0%
                                           ------------------
Income tax rate .........................                   -
                                           ==================

The Company has not filed income tax returns since the date of inception.

                      BENEFITS SOLUTIONS OUTSOURCING CORP.
                        (A Development Stage Enterprise)
                         NOTES TO FINANCIAL STATEMENTS
                    MAY 11, 2010 (INCEPTION) TO MAY 31, 2010

As of May 31, 2010, the Company had estimated net loss carry forwards of approximately $3,600 which expires through its tax year ending 2030. Utilization of these net operating loss carry forwards may be limited in accordance with IRCD Section 382 in the event of certain shifts in ownership.

NOTE 4. STOCKHOLDERS' EQUITY

Preferred Stock
---------------

As of May 31, 2010, the Company did not have any preferred stock authorized, issued nor outstanding.

Common Stock
------------

On May 12, 2010, the Company issued 9,000,000 of its $0.0001 par value common stock for $9,000 cash to the founder of the Company. The issuance of the shares was made to the sole officer and director of the Company and an individual who is a sophisticated and accredited investor, therefore, the issuance was exempt from registration of the Securities Act of 1933 by reason of Section 4 (2) of that Act.

As of May 31, 2010, there are 500,000,000 Common Shares at $0.0001 par value authorized with 9,000,000 issued and outstanding.

NOTE 5. RELATED PARTY TRANSACTIONS

As of May 31, 2010, the sole officer and sole director of the Company is involved in other business activities and may, in the future, become involved in other business opportunities that become available. He may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 6. GOING CONCERN

As of May 31, 2010, the accompanying audited financial statements have been presented on the basis that it is a going concern in the development stage, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

For the period May 11, 2010 (date of inception) through May 31, 2010 the Company has had a net loss of $3,600 consisting of SEC audit fees and incorporation fees for the Company to initiate its SEC reporting requirements.

As of May 31, 2010, the Company has not emerged from the development stage. In view of these matters, recoverability of any asset amounts shown in the accompanying audited financial statements is dependent upon the Company's ability to begin operations and to achieve a level of profitability. Since inception, the Company has financed its activities principally from the sale of equity securities. The Company intends on financing its future development activities and its working capital needs largely from loans and the sale of public equity securities with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements.

                      BENEFITS SOLUTIONS OUTSOURCING CORP.
                        (A Development Stage Enterprise)
                         NOTES TO FINANCIAL STATEMENTS
                    MAY 11, 2010 (INCEPTION) TO MAY 31, 2010

NOTE 7. CONCENTRATION OF RISKS

Cash Balances
-------------

The Company maintains its cash in institutions insured by the Federal Deposit Insurance Corporation (FDIC). All other deposit accounts at FDIC-insured institutions were insured up to at least $250,000 per depositor until December 31, 2009. On January 1, 2010, FDIC deposit insurance for all deposit accounts, except for certain retirement accounts, returned to $100,000 per depositor. The Company had no deposits in excess of insured amounts as of May 31, 2010.

NOTE 8. SUBSEQUENT EVENTS

On June 30, 2010, the Company filed a Form S-1 Registration Statement under the Securities of 1933 wherein the Company is seeking to raise $30,000 in the form of equity securities.

As of June 30, 2010, the date the audited financial statements were available to be issued, there are no other subsequent events that are required to be recorded or disclosed in the accompanying financial statements as of and for the period ended May 31, 2010.

                     DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________, (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

              PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The registrant will pay for all expenses incurred by this offering. Whether or not all of the offered shares are sold, these expenses are estimated as follows:

                  SEC Filing Fee and Printing ..   $ 1,000 *
                  Legal Services ...............     3,500
                  Transfer Agent ...............       500
                                                   -------
                       TOTAL ...................   $ 5,000
                                                   -------
                  * estimate

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

To the fullest extent permitted by the Florida Business Corporation Act, the Corporation shall indemnify, or advance expenses to, any person made, or threatened to be made, a party to any action, suit or proceeding by reason of the fact that such person (i) is or was a director of the Corporation; (ii) is or was serving at the request of the Corporation as a director of another corporation, provided that such person is or was at the time a director of the Corporation; or (iv)is or was serving at the request of the Corporation as an officer of another Corporation, provided that such person is or was at the time a director of the corporation or a director of such other corporation, serving at the request of the Corporation. Unless otherwise expressly prohibited by the Florida Business Corporation Act, and except as otherwise provided in the previous sentence, the Board of Directors of the Corporation shall have the sole and exclusive discretion, on such terms and conditions as it shall determine, to indemnify, or advance expenses to, any person made, or threatened to be made, a party to any action, suit, or proceeding by reason of the fact such person is or was an officer, employee or agent of the Corporation as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Our bylaws provide for the indemnification of our directors and officers to the fullest extent permitted by the Florida Business Corporation Act. We are not, however, required to indemnify any director or officer in connection with any
(a) willful misconduct, (b) willful neglect, or (c) gross negligence toward or on behalf of us in the performance of his or his duties as a director or officer. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or officer in connection with that proceeding on receipt of any undertaking by or on behalf of that director or officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise.

We have been advised that, in the opinion of the SEC, any indemnification for liabilities arising under the Securities Act of 1933 is against public policy, as expressed in the Securities Act, and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

(a) Prior sales of common shares

Benefit Solutions Outsourcing, Corp. is authorized to issue up to 500,000,000 shares of common stock with a par value of $0.0001. For the period ended May 31, 2010, we had issued 9,000,000 common shares to our sole officer and director for a total consideration of $9,000. The issuance of the shares was made to the sole officer and director of the Company and an individual who is a sophisticated and accredited investor, therefore, the issuance was exempt from registration of the Securities Act of 1933 by reason of Section 4 (2) of that Act.

Benefit Solutions Outsourcing, Corp. is not listed for trading on any securities exchange in the United States, and there has been no active market in the United States or elsewhere for the common shares.

During the past year, Benefit Solutions Outsourcing, Corp. has sold the following securities which were not registered under the Securities Act of 1933, as amended:

For the period ended May 31, 2010, Benefit Solutions Outsourcing, Corp. issued 9,000,000 shares of common stock to the sole officer and director for cash proceeds of $9,000 at 0.001 per share.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation K. All exhibits have been previously filed unless otherwise noted.

EXHIBIT NO.  DOCUMENT DESCRIPTION
-----------  --------------------
3.1          Articles of Incorporation of Benefit Solutions Outsourcing, Corp.*

3.2          Bylaws of Benefit Solutions Outsourcing, Corp.*

4.1          Specimen Stock Certificate of Benefit Solutions Outsourcing, Corp.*

5.1          Opinion of Counsel.**

10.1         Investment letter. *

14.1         Code of Business Conduct and Ethics.*

23.1         Consent of Accountants.**

23.2         Consent of Counsel (included in Exhibit 5.1).**

99.1         Subscription Documents and Procedure of Benefit Solutions
             Outsourcing, Corp.*
_________________
*  previously filed
** filed herewith

(B) DESCRIPTION OF EXHIBITS

EXHIBIT 3.1 Articles of Incorporation of Benefit Solutions Outsourcing, Corp.

EXHIBIT 3.2 Bylaws of Benefit Solutions Outsourcing, Corp.

EXHIBIT 4.1 Specimen Stock Certificate of Benefit Solutions Outsourcing, Corp.

EXHIBIT 5.1 Opinion of Counsel.

EXHIBIT 10.1 Investment letter.

EXHIBIT 14.1 Code of Business Conduct and Ethics.

EXHIBIT 23.1 Consent of Accountants.

EXHIBIT 23.2 Consent of Counsel.

EXHIBIT 99.1 Subscription Documents and Procedure of Benefit Solutions Outsourcing, Corp.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

      i. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

      ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

      iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

      iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on this Form S-1. Furthermore, the registrant has authorized this registration statement and has duly caused this Form S-1 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Roseville, CA 95661, on this 28th day of September, 2010.

Benefit Solutions Outsourcing, Corp.

/s/ Jamie Mills
---------------
Jamie Mills
President, Chief Executive Officer, Sole Member of the Board of Directors Chief Financial Officer
Principal Accounting Officer
Secretary


Know all men by these present, that each person whose signature appears below constitutes and appoints Jamie Mills, as agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Form S-1 registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Jamie Mills                         September 28, 2010
---------------
President, Chief Executive Officer, Sole Member of the Board of Directors Chief Financial Officer
Principal Accounting Officer
Secretary